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                         COMMON STOCK PURCHASE AGREEMENT

                                     Between

                     COMMODORE ENVIRONMENTAL SERVICES, INC.

                      COMMODORE APPLIED TECHNOLOGIES, INC.,

                      SOUTHBROOK INTERNATIONAL INVESTMENTS,
                                      LTD.,

                           WESTOVER INVESTMENTS L.P.,

                                       and

                           MONTROSE INVESTMENTS, LTD.

                          Dated as of February 9, 1998


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     COMMON STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of February 9,
1998, between Commodore Environmental Services, Inc., a Delaware corporation ("COES"), Commodore Applied Technologies, Inc., a Delaware corporation (the "Company"), and Southbrook International Investment, Ltd. ("Southbrook"), Montrose Investments, Ltd. ("Montrose") and Westover Investment L.P. ("Westover"). Southbrook, Montrose and Westover are each referred to herein as a "Purchaser" and are collectively referred to herein as the "Purchasers."

     WHEREAS, subject to the terms and conditions set forth in this Agreement, COES desires to sell to the Purchasers, and the Purchasers desire to purchase from COES, shares of common stock, $.001 par value per share, of the Company (the "Common Stock") which are currently owned of record and beneficially by COES.

     NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, COES, the Company and each Purchaser agree as follows:

                                    ARTICLE I

                        PURCHASE AND SALE OF COMMON STOCK

     1.1. Purchase and Sale. (a) Subject to the terms and conditions set forth herein, COES shall sell to the Purchasers, and the Purchasers, severally and not jointly, shall purchase from COES for $6,000,000 (the "First Tranche Purchase Price") an amount of Common Stock (the "Initial First Tranche Shares") equal to 6,000,000 divided by 90% of the average closing price of the Common Stock for the five Trading Days immediately prior to the First Tranche Closing Date (as defined below), together with any additional shares of Common Stock (the "Additional First Tranche Shares", and together with the Initial First Tranche Shares, the "First Tranche Shares"), if any, issued in accordance with Section 1.2(a)(iii) of this Agreement.

     (b) Subject to the terms and conditions set forth herein, COES shall have the right (but not the obligation) to sell to the Purchasers, and the Purchasers, severally and not jointly, shall purchase from COES for $4,000,000 (the "Second Tranche Purchase Price", and together with the First Tranche Purchase Price, the "Purchase Price") an amount of Company Common Stock (the "Initial Second Tranche Shares") equal to 4,000,000 divided by 90% of the average closing price of the Common Stock for the five Trading Days immediately prior to the Second Tranche Closing Date (as defined below), together with any additional shares of Common Stock (the "Additional Second Tranche Shares", and together with the Initial Second Tranche Shares, the "Second Tranche Shares", and together with the First Tranche Shares, the "Shares"), if any, issued in accordance with Section 1.2(b)(iii) of this Agreement.


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     1.2. The Closings.

     (a) The Closing for the First Tranche Shares. (i) The closing of the purchase and sale of the First Tranche Shares (the "First Tranche Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP ("Escrow Agent"), 1290 Avenue of the Americas, New York, New York 10104, immediately following the date that the conditions set forth in Section 4.1 have been satisfied or waived by the appropriate party. The date of the First Tranche Closing is hereinafter referred to as the "First Tranche Closing Date." At the First Tranche Closing, COES shall sell and issue to the Purchasers, and the Purchasers shall, severally and not jointly, purchase from COES the Initial First Tranche Shares for the First Tranche Purchase Price, all of which shall be distributed to the parties by Escrow Agent pursuant to the terms of this Agreement and the Escrow Agreement dated the date hereof among the parties hereto and Escrow Agent, substantially in the form of Exhibit A attached hereto (the "Escrow Agreement").

     (ii) Prior to the First Tranche Closing: (a) COES shall deliver, or cause to be delivered, to Escrow Agent (i) one or more stock certificates representing the Initial First Tranche Shares to be purchased by the Purchasers as set forth below the Purchaser's names on Schedule 1 attached hereto, each registered in the name of such Purchaser, together with one or more stock certificates representing the maximum amount of Additional First Tranche Shares which may be sold hereunder, (ii) Warrants to purchase an aggregate of 150,000 shares of Common Stock owned of record and beneficially by COES, at an exercise price per share equal to the greater of $6.00 or 125% of the per share First Tranche Closing Price, exercisable for three years from the First Tranche Closing Date, registered in the names of the Purchasers as set forth in Schedule 1 and in the form of Exhibit B (the "First Tranche Warrants"), (iii) the legal opinion referenced in Section 4.1 (b)(iii), substantially in the form attached hereto as Exhibit C, and (iv) all other documents, instruments and writings required to have been delivered at or prior to the First Tranche Closing pursuant to this Agreement and the Registration Rights Agreement, dated the date hereof, by and between COES, the Company and the Purchasers, in the form of Exhibit D (the "Registration Rights Agreement") and (a) each Purchaser shall deliver, or cause to be delivered to Escrow Agent (i) the portion of the First Tranche Purchase Price set forth next to its name on Schedule 1, in United States dollars in immediately available funds by wire transfer to an account designated in writing by Escrow Agent for such purpose on or prior to the First Tranche Closing Date, and (ii) all documents, instruments and writings required to have been delivered at or prior to the First Tranche Closing by such Purchaser pursuant to this Agreement and the Registration Rights Agreement.

     (iii) In the event that 90% of the average Per Share Market Value for the First Tranche Measuring Period ("First Tranche Measuring Period Price") shall be less than the per share First Tranche Purchase Price, then COES shall issue to the Purchasers, within three Trading Days following the end of the First Tranche Measuring Period, in the same proportion as the Initial First Tranche Shares, for no additional consideration, an amount of additional shares of Company Common Stock (the "Additional First Tranche Shares") equal to the difference between (a) the amount equal to 6,000,000 divided by the First Tranche


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Measuring Period Price and (b) the amount of the Initial First Tranche Shares;
provided, however, that for purposes of such calculation the lowest First Tranche Measuring Period Price shall be $2.00.

     (b) The Closing for the Second Tranche Shares. (i) Subject to the terms and conditions set forth in this Agreement, COES shall, no earlier than the last day of the First Tranche Measuring Period and no later than 45 Trading Days following the end of the First Tranche Measuring Period, have the right and option (but not the obligation) to deliver a written notice to the Purchasers (a "Second Tranche Financing Notice") requiring the Purchasers to buy the Initial Second Tranche Shares. At the Second Tranche Closing (as defined below), each Purchaser shall be obligated (subject to the terms and conditions herein) to purchase such portion of such Initial Second Tranche Shares as equals such Purchaser's pro rata portion of the purchase price for the Initial First Tranche Shares issued and sold at the First Tranche Closing. The closing of the purchase and sale of the Second Tranche Shares (the "Second Tranche Closing") shall take place on the date specified by COES in the Second Tranche Financing Notice which date shall be between 30 and 45 days after the date of delivery of the Second Tranche Financing Notice, at the offices of Escrow Agent, but not prior to the date that the conditions set forth in Section 4.2 have been satisfied or waived by the appropriate party. The date of the Second Tranche Closing is hereinafter referred to as the "Second Tranche Closing Date." At the Second Tranche Closing, COES shall sell and issue to the Purchasers, and the Purchasers shall, severally and not jointly, purchase from COES the Initial Second Tranche Shares for the Second Tranche Purchase Price, all of which shall be distributed to the parties by Escrow Agent pursuant to the terms of this Agreement and the Escrow Agreement.

     (ii) Prior to the Second Tranche Closing, (a) COES shall deliver, or caused to be delivered, to the Escrow Agent (i) the Initial Second Tranche Shares to be issued and sold thereat (or such other amount upon which the parties may agree), registered in the name of the Purchasers (determined by reference to the amount of Initial First Tranche Shares issued and sold at the First Tranche Closing), together with one or more stock certificates representing the maximum amount of Additional Second Tranche Shares which may be sold hereunder, (ii) Warrants to purchase an aggregate of 100,000 shares of Company Common Stock at an exercise price per share equal to the greater of $6.00 or 125 % of the per share Second Tranche Closing Price, exercisable for three years from the Second Tranche Closing Date, registered in the names of the Purchasers (in the same proportion as the First Tranche Warrants) and in the form of Exhibit B (the "Second Tranche Warrants" and together with the First Tranche Warrants, the "Warrants"), (iii) the legal opinion referenced in Section 4.2(xii), substantially in the form attached hereto as Exhibit C, and (iv) all other documents, instruments and writings required to have been delivered at or prior to the Second Tranche Closing by the Company to the Purchasers pursuant to this Agreement; and (b) each Purchaser shall deliver, or cause to be delivered, to Escrow Agent (i) its portion of the Second Tranche Purchase Price (based upon its portion of the First Tranche Purchase Price) in United States dollars in immediately available funds by wire transfer to an account designated in writing by Escrow Agent for such purpose on or prior to the Second Tranche Closing Date and (ii) all documents,

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instruments and writings required to have been delivered at or prior to the
Second Tranche Closing by such Purchaser pursuant to this Agreement.

     (iii) In the event that 90% of the average Per Share Market Value for the Second Tranche Measuring Period (the "Second Tranche Measuring Period Price") shall be less than the per share Second Tranche Purchase Price, then COES shall issue to the Purchasers, within three Trading Days of the end of the Second Tranche Measuring Period, in the same proportion as the Initial Second Tranche Shares, for no additional consideration, an amount of additional shares of Common Stock (the "Additional Second Tranche Shares") equal to the difference between (a) the amount equal to 4,000,000 divided by the Second Tranche Measuring Period Price and (b) the amount of the Initial Second Tranche Shares; provided, however, that for purposes of such calculation the Second Tranche Measuring Period Price shall not be below $2.00.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     2.1. Representations, Warranties and Agreements of COES and the Company. Each of COES and the Company hereby severally, and not jointly and severally, makes the following representations and warranties to the Purchasers:

          (a) Organization and Qualification. Each of COES and the Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its respective properties and assets and to carry on its respective business as currently conducted. Neither COES nor the Company has any subsidiaries other than (i) inactive non-operating subsidiaries or (ii) as set forth in the Form 10-K Annual Report for the fiscal year ended December 31, 1996 (the "1996 Form 10-K") for each of COES and the Company (each a "Subsidiary" and collectively the "Subsidiaries"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of COES, the Company and their respective Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Common Stock or any of the Transaction Documents (as defined below) in any material respect, (y) have or result in a material adverse effect on the results of operations, assets, prospects, or financial condition of COES and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, or (z) adversely impair the ability of COES or the Company to perform fully on a

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     timely basis their obligations under any Transaction Document (any of (x),
     (y) or (z), being a "Material Adverse Effect").

          (b) Authorization; Enforcement. Each of COES and the Company (collectively, the "Corporations") has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Warrants and the Registration Rights Agreement (collectively, the "Transaction Documents.") and the Intercompany Note, and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Corporations and the consummation by each of them of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Intercompany Note, have been duly authorized by all necessary action on the part of each of COES and the Company and no further action is required by COES or the Company. Each of the Transaction Documents has been duly executed by COES and the Company, as applicable, and when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of COES and the Company, respectively, enforceable against COES and the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Neither COES, the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, by-laws or other charter documents.

          (c) Capitalization. The authorized, issued and outstanding capital stock of each of COES and the Company is set forth in Schedule 2.1(c). No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in Schedule 2.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares and Warrants, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which COES, the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of COES and the Company, except as specifically disclosed in the SEC Documents (as defined below) or Schedule
     2.1 (c), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock. A "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

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          (d) Issuance of Shares. Warrants and Warrant Shares. The Shares, the
     Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") are duly authorized and validly issued, fully paid and nonassessable, and are owned of record and beneficially by COES free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, "Liens"). As at the First Tranche Closing Date and the Second Tranche Closing Date (each a "Closing Date"), as the case may be, COES will have, and will at all times while the Warrants are outstanding own of record and beneficially, an adequate number of shares of Common Stock to enable it to perform its obligations under this Agreement and the Warrants with respect to the number of Shares and Warrants to be issued at such Closing Date and upon exercise of such Warrants. Similarly, the Company will, at all relevant times, maintain an adequate reserve of duly authorized shares of Common Stock to enable it to issue fully paid and nonassessable shares of Common Stock upon exercise of the Warrants in the event that, for any reason, COES is unable to so issue such Warrant Shares. The Shares and the Warrant Shares are referred to herein as the "Transaction Shares."

          (e) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents and the Intercompany Note by COES and the Company and the consummation by the COES and Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of their respective certificates of incorporation, bylaws or other charter documents (each as amended through the date hereof) or (ii) subject to obtaining the consents referred to in
     Section 2.1 (f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a COES debt or a Company debt or otherwise) to which COES or the Company is a party or by which any property or asset of either COES or the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which COES or the Company is subject (including Federal and state securities laws and regulations), or by which any material property or asset of COES or the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of each of COES and the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, would not have a Material Adverse Effect.

          (f) Consents and Approvals. Except as specifically set forth in
     Schedule 2.1(f), neither COES, the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other Federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by COES or the Company of the Transaction Documents, other than (i) the filing of the Registration Statement, pursuant to the Registration Rights Agreement, with the Securities and Exchange Commission (the "Commission"), which shall be filed in accordance with and in the time periods set forth in the

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     Registration Rights Agreement, (ii) the application(s) or any letter(s)
     acceptable to the American Stock Exchange ("AMEX") for the listing of the Transaction Shares with the AMEX (and with any other national securities exchange or market on which the Common Stock is then listed), (iii) any filings, notices or registrations under applicable state securities laws, and (iv) other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration would not have or result in, individually or in the aggregate, a Material Adverse Effect (together with the consents, waivers, authorizations, orders, notices and filings referred to in
     Schedule 2.1(f), the "Required Approvals").

          (g) Litigation; Proceedings. Except as specifically disclosed in the Disclosure Materials (as hereinafter defined) there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of COES and the Company, threatened against or affecting COES or the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Common Stock or (ii) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

          (h) No Default or Violation. Neither COES, the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body applicable to it, or (iii) is in violation of any statute, rule or regulation of any governmental authority to which it is subject, except as could not reasonably be expected to, in any such case (individually or in the aggregate) have or result in a Material Adverse Effect.

          (i) Schedules. The Schedules to this Agreement furnished by or on behalf of COES and the Company do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (j) Private Offering. Neither COES, the Company nor any Person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

          (k) SEC Documents; Financial Statements; No Adverse Change. Each of COES and the Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents" and, together with the Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of

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     filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which COES or the Company is a party or to which the property or assets of COES or the Company are subject have been filed as exhibits to the SEC Documents as required; neither COES, the Company nor any of their Subsidiaries is in breach of any agreement where such breach would have or result in a Material Adverse Effect. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of COES and the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal yearend audit adjustments. Since the date of the financial statements included in the last filed Quarterly Report on Form 10-Q for the period ended September 30, 1997 for each of COES and the Company, except as otherwise expressly set forth in Schedule 2.1(k) the Disclosure Schedule, there has been no event, occurrence or development that has had a Material Adverse Effect which has not been specifically disclosed to the Purchasers by COES or the Company. The Company last filed audited financial statements with the Commission in connection with its 1996 Form 10-K, and has not received any comments from the Commission in respect thereof.

          (l) Investment Company. Neither COES nor the Company is, or is controlled by or under common control with an affiliate (an "Affiliate") of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (m) Certain Fees. Except for fees payable to Avalon Research Group, Inc. for its services as a finder in the transactions contemplated hereby, pursuant to an engagement letter previously furnished to the Purchasers which fees will be paid in accordance with the Escrow Agreement, no fees or commissions will be payable by COES or the Company to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. COES and the Company shall indemnify and hold harmless each of the Purchasers, its employees, officers, directors, agents, and partners, and their respective Affiliates (as such term is defined under Rule 405 promulgated under the Securities Act), from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees.

          (n) Solicitation Materials. Neither COES nor the Company has (i) distributed any offering materials in connection with the offering and sale of any of the Transaction Shares other than the Disclosure Materials and any amendments and supplements thereto or (ii) solicited any offer to buy or sell any of the Transaction Shares by means of any form of general solicitation or advertising. None of the Disclosure Materials or any other information provided to the Purchasers by or on behalf of COES or the Company contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (o) Form S-3 Eligibility. The Company is, and at each Closing Date will be, eligible to register securities for resale with the Commission under Form S-3 promulgated under the Securities Act.

          (p) Listing and Maintenance Requirements Compliance. The Company has not in the two years preceding the date hereof received notice (written or oral) from the AMEX or any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market. The Company believes that it is in compliance with all such maintenance requirements.

          (q) Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the "Intellectual Property Rights") which are necessary for use in connection with its business, as currently conducted and as described in the SEC Documents, and which the failure to so have would have a Material Adverse Effect. Except as disclosed in Schedule 2.1(s), to the best knowledge of the Company, there is no existing infringement by another Person of any of the Intellectual Property Rights which are necessary for use in connection with the Company's business.

          (r) Acknowledgment of Dilution. COES acknowledges that the (i) sale and issuance of the Shares and (ii) issuance of the Common Stock upon exercise of the Warrants will result in dilution of the outstanding shares of Common Stock owned by COES, which dilution may be substantial under certain market conditions. COES further acknowledges that its obligation to
     (x) sell and issue the Shares and (y) issue Common Stock upon exercise of the Warrants is unconditional and absolute, subject to the limitations set forth herein or pursuant to the Warrants, regardless of the effect of any such dilution. COES and the Company further acknowledge that the Purchasers may sell Shares at any time, including, without limitation, during the First Tranche Measuring Period and the Second Tranche Measuring Period.

          (s) Registration Rights. Rights of Participation. Except as described on Schedule 2.1(u) hereto, (A) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (B) no Person, including, but not limited to, current or former shareholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any other Transaction Document.

          (t) Title. Except as disclosed in Schedule 2.1(v), the Company and the Subsidiaries have good and marketable title in fee simple to all real property and personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for liens, claims or encumbrances as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

          (u) Regulatory Permits. COES, the Company and their Subsidiaries possess all certificates, authorizations and permits issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents except where the failure to possess such permits would not, individually or in the aggregate, have a Material Adverse Effect ("Material Permits"), and neither COES, the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

     2.2. Representations and Warranties of the Purchasers. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as follows:

          (a) Organization; Authority. Each Purchaser is a corporation duly incorporated or a limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with the requisite power and authority, corporate or otherwise, to enter into and to consummate the transactions contemplated hereby and by the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the Shares and the Warrants hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

          (b) Investment Intent. Each Purchaser is acquiring the Shares and the Warrants for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or Warrants or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Shares or Warrants pursuant to an effective registration statement under the Securities Act and in compliance with applicable State securities laws or under an exemption from such registration.

          (c) Purchaser Status. At the time such Purchaser was offered the Shares and the Warrants, it was, and at the date hereof, it is, and at each Closing Date and each exercise date under the Warrants, it will be, an "accredited investor" as defined in Rule 501(a)(l)-(8) under the Securities Act.

          (d) Experience of Purchaser. Each Purchaser either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and the Warrants, and has so evaluated the merits and risks of such investment.

          (e) Ability of Purchaser to Bear Risk of Investment. Each Purchaser is able to bear the economic risk of an investment in the Shares and the Warrants and, at the present time, is able to afford a complete loss of such investment.

          (f) Access to Information. Each Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the Warrants and the merits and risks of investing in the Shares and the Warrants (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials.

          (g) Reliance. Each Purchaser understands and acknowledges that (i) the Shares and the Warrants are being offered and sold to the Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

     COES and the Company each acknowledge and agree that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                                   ARTICLE III

                         OTHER AGREEMENTS OF THE PARTIES

     3.1. Transfer Restrictions. (a) If any Purchaser should decide to dispose of Shares or any portion of the Warrants held by it, each Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with any transfer of any Shares or Warrants other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register (i) any transfer of Shares or Warrants by one Purchaser to another Purchaser, and agrees that no documentation other than executed transfer documents shall be required for any such transfer, and (ii) any transfer of Shares or Warrants by any Purchaser to an Affiliate of such Purchaser or to an Affiliate of another Purchaser, or any transfer among any such Affiliates, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Any such transferee shall be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

     (b) Each Purchaser agrees to the imprinting, so long as is required by this
Section 3.1 (b), of the following legend on the Shares and the Warrants:

          [NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE] HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

     The Warrant Shares issuable upon exercise of the Warrants shall not contain the legend set forth above if the exercise of the Warrants occurs at any time while the Registration Statement filed pursuant to the Registration Rights Agreement covering the Warrant Shares is effective under the Securities Act or in the event there is not an effective Registration Statement at such time, if in the written opinion of counsel to the Company experienced in the area of United States securities laws such legend is not required under applicable requirements of the

Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that it will provide each Purchaser, upon request, with a certificate or certificates representing Transaction Shares, free from such legend at such time as such legend is no longer required hereunder.

     3.2. Stop Transfer Instruction. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in Section 3.1.

     3.3. Furnishing of Information. As long as any Purchaser owns Shares, Warrants or Transaction Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to
Section 13(a) or 15(d) of the Exchange Act and to promptly furnish the Purchasers with true and complete copies of all such filings. As long as any Purchaser owns Shares, Warrants or Transaction Shares, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell Transaction Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in this Section. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

     3.4. Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall qualify the Transaction Shares under the securities or Blue Sky laws of such jurisdictions as the Purchasers may request and shall continue such qualification at all times through the third anniversary of the last Closing Date; provide, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

     3.5. Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares, the Warrants or the Transaction Shares in a manner that would require the registration under the Securities Act of the sale of the Shares, the Warrants or the Transaction Shares to any Purchaser.

     3.6. Listing and Reservation of Transaction Shares. (a) The Shares are listed on the AMEX, and if they should for any reason cease to be so listed, the Company shall promptly prepare and file with the AMEX (as well as any other national securities exchange or market on which the Common Stock is then listed) an additional shares listing application or a letter acceptable to the AMEX covering and listing a number of shares of Common Stock which is at least equal to the maximum number of Transaction Shares (ii) take all steps necessary to cause the Transaction Shares to be approved for listing on the AMEX (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter, and (iii) provide to the Purchasers evidence of such listing, and the Company shall maintain the listing of its Common Stock on such exchange.

     (b) The Company shall reserve for issuance upon exercise of the Warrants in accordance with their terms the number of shares of Common Stock to be listed on the AMEX (and such other national securities exchange or market on which the Common Stock is then listed or traded) as set forth in Section 3.7(a). Shares of Common Stock reserved for issuance upon exercise of the Warrants as set forth in
Section 3.7(a) shall be allocated pro rata to each of the Purchasers in accordance with the amount of Shares issued and delivered to such Purchaser at each Closing, as applicable.

     3.7. Notice of Breaches. (a) COES, the Company and each Purchaser shall give prompt written notice to the other of any breach of any representation, warranty or other agreement contained in this Agreement, the Warrants or in the Registration Rights Agreement, as well as any events or occurrences arising after the date hereof and prior to, with respect to the Second Tranche Closing, the Second Tranche Closing Date, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of such Closing Date. However, no disclosure by either party pursuant to this Section 3.7 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Registration Rights Agreement.

     (b) Notwithstanding the generality of Section 3.7(a), COES and the Company shall promptly notify each Purchaser of any notice or claim (written or oral) that it receives from any lender of COES or the Company to the effect that the consummation of the transactions contemplated hereby and by the Registration Rights Agreement violates or would violate any written agreement or understanding between such lender and COES or the Company, and COES and the Company shall promptly furnish by facsimile to the holders of the Shares a copy of any written statement in support of or relating to such claim or notice.

     (c) The default by any Purchaser of any of its obligations, representations or warranties under any Transaction Document shall not be imputed to, and shall have no effect upon, any other Purchaser or affect obligations of COES or the Company under the Transaction Documents to any non-defaulting Purchaser.

     3.8. Exercise Obligations of COES and the Company. COES and the Company each covenant to deliver Warrant Shares upon exercise of Warrants in accordance with the terms and conditions and time periods set forth in the Warrants.

     3.9. Subsequent Registrations. Other than Transaction Shares and other "Registrable Securities" (as defined in the Registration Rights Agreement) to be registered in accordance with the Registration Rights Agreement, or as set forth on Schedule 3.9 to the Disclosure Schedule, neither COES nor the Company shall, for a period of not less than 90 Trading Days after the date that the Transaction Shares Registration Statement relating to the securities issued at the First Tranche Closing Date and the Second Tranche Closing Date, as the case may be, is declared effective by the Commission, without the prior written consent of the Purchasers issue or sell any of equity or equity-equivalent securities of the Company pursuant to Regulation S promulgated under the Securities Act. Any days that any Purchaser is unable to sell Transaction Shares under an Transaction Shares Registration Statement shall be added to such 90 Trading Day period for the purposes of (i) and (ii) above.

     3.10. [Intentionally Omitted]

     3.11 Use of Proceeds. COES shall, immediately upon receipt of the proceeds hereunder, lend and advance all such proceeds, net of professional fees and commissions to Avalon Group, Inc. (the "Net Proceeds"), directly to the Company. Such loan and advance shall be evidenced by the Company's 8% non-convertible note payable to COES (the "Intercompany Note"), which shall be payable as to principal on the earlier to occur of (a) December 31, 1999, or (b) consummation of any public offering or private placement (other than transactions contemplated by this Agreement) of securities of the Company with net proceeds aggregating in excess of $6.0 million, provided, however, that if such funds are raised in a private placement during the period commencing on the date of this Agreement and ending on the last day of the Effectiveness Period (as defined in the Registration Rights Agreement), then the Intercompany Note shall not be payable unless a Registration Statement filed in accordance with the Registration Rights Agreement has been effective for 75 consecutive days and is effective on the date of such repayment. The Company shall use all of the Net Proceeds received from COES solely for working capital and general corporate purposes and not for the satisfaction of any portion of Company borrowings, including, but not limited to, the repayment of any portion of the $4,000,000 currently owed to COES pursuant a prior note issued by the Company to COES (the "Prior COES Loan"), or to redeem any Company equity or equity-equivalent securities. Pending application of the proceeds of this placement in the manner permitted hereby, the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

     3.11. Reimbursement. In the event that any Purchaser, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders of the Company, in connection with or as a result of the consummation of the transactions contemplated pursuant to the Transaction Documents, the Company will reimburse such Purchaser for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. In addition, with respect to each Purchaser, other than with respect to any matter in which such Purchaser is a named party, the Company will pay such Purchaser the charges, as reasonably determined by such Purchaser, for the time of any officers or employees of such Purchaser devoted to appearing and preparing to appear as witnesses, assisting in preparing for hearings, trial or pretrial matters, or otherwise with respect to inquiries, hearings, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of each Purchaser and partners, directors, agents, employees and controlling persons (if any), as the case may be, of each Purchaser and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, each Purchaser and any such affiliate and any such person. The Company also agrees that no Purchaser or any such affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of such Purchaser or entity in connection with the transactions contemplated by this Agreement.

     3.12. Price Protection. In the event that during the period which is 90 days after the end of the First Tranche Measuring Period COES shall sell or the Company shall issue any shares of Common Stock ("First Future Shares") at a price per share which shall be less than the per share First Tranche Purchase Price or during the period which is 90 days after the end of the Second Tranche Measuring Period COES shall sell or the Company shall issue any shares of Common Stock ("Second Future Shares") at a price per share which shall be less than the per share Second Tranche Purchase Price, then the Company shall issue to the Purchasers, pro rata in accordance with the percentage of Shares issued to the Purchasers, for no additional consideration, an amount of additional shares of Common Stock equal to (a) with respect to the First Future Shares, an amount equal to the difference between (i) 6,000,000 divided by the price at which the First Future Shares were sold or issued and (ii) the amount equal to the number of Initial First Tranche Shares sold, and (b) with respect to the Second Future Shares, an amount equal to the difference between (i) 4,000,000 divided by the price at which the Second Future Shares were sold or issued and (ii) the amount equal to the number of Initial Second Tranche Shares sold. If any additional shares of Shares Common Stock are issued to the Purchasers pursuant to this
Section 3.13 such shares of Common Stock shall be included in the term "Transaction Shares." Notwithstanding anything to the contrary set forth above, the terms "First Future Shares" and "Second Future Shares" shall not include any shares of Common Stock which may be issued in the future upon conversion of, or pursuant to the terms of any agreement entered into by COES or the Company in respect of, securities of COES and/or the Company which have been issued or entered into and which have been disclosed in writing to the Purchasers prior to the date of this Agreement.

     3.14. Call Protection. COES hereby covenants and agrees that it will not call the COES Prior Loan or the Intercompany Note during the First Tranche Measuring Period. COES hereby also covenants and agrees that it will not call the COES Prior Loan or the Intercompany Note for the period commencing on the date of the Second Tranche Financing Notice and ending on the 31st day following the last day of the Second Tranche Measuring Period.

                                   ARTICLE IV

                                   CONDITIONS

     4.1. (a) Conditions Precedent to the Obligation of COES to Sell the Initial First Tranche Shares. The obligation of COES to sell the Initial First Tranche Shares and the First Tranche Warrants hereunder is subject to the satisfaction or waiver by COES, at or before the First Tranche Closing, of each of the following conditions:

          (i) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the First Tranche Closing Date, as though made on and as of such date;

          (ii) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the First Tranche Closing; and

          (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement relating to the issuance of any of the Shares or exercise of any of the First Tranche Warrants.

          (iv) Officer's Certificate. On the First Tranche Closing Date, each Purchaser shall deliver to COES an Officer's Certificate dated the First Tranche Closing Date and signed by an executive officer of such Purchaser confirming the accuracy of such Purchasers respective representations, warranties and covenants as of the First Tranche Closing Date and confirming the compliance by the Purchasers with the conditions precedent set forth in this Section 4.1(a) as of the First Tranche Closing Date.

     (b) Conditions Precedent to the Obligation of the Purchasers to Purchase the Initial First Tranche Shares. The obligation of each Purchaser hereunder to acquire and pay for the Initial First Tranche Shares and the First Tranche Warrants is subject to the satisfaction or waiver by such Purchaser, at or before the First Tranche Closing, of each of the following conditions:

          (i) Accuracy of the Representations and Warranties. The representations and warranties of COES and of the Company set forth in this Agreement and in the Registration Rights Agreement shall be true and correct in all material respects as of the date when made and as of the First Tranche Closing Date as though made on and as of such date;

          (ii) Performance by COES and the Company. Each of COES and the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them at or prior to the First Tranche Closing and shall be able to comply with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them in connection with the Second Tranche Closing;

          (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement relating to the issuance of any of the Shares or exercise of any of the First Tranche Warrants;

          (iv) Adverse Changes. Since the date of the financial statements included in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event which had a Material Adverse Effect and no material adverse change in the financial condition or prospects of the Company shall have occurred which is not disclosed in the Disclosure Materials (for purposes hereof changes in the market price of the Common Stock may be considered in determining whether there has occurred an event which has had a Material Adverse Effect or whether a material adverse change has occurred);

          (v) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on the AMEX which suspension shall remain in effect;

          (vi) Listing of Common Stock. The Shares shall be listed on the Amex;

          (vii) Legal Opinion. COES shall have delivered to the Purchasers the opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, outside counsel to the Company, in substantially the form attached hereto as Exhibit C;

          (viii) Required Approvals. All Required Approvals shall have been obtained other than those relating solely to the Second Tranche Shares;

          (ix) Shares of Common Stock. On or prior to the First Tranche Closing Date, COES shall own, free and clear of all Liens the maximum number of Transaction Shares required by the Transaction Documents to be sold by COES in connection with the First Tranche Closing;

          (x) Delivery of Stock Certificates and Warrant Certificates. COES shall have delivered to Escrow Agent the stock certificate(s) representing the Initial First Tranche Shares and the warrant certificate(s) representing First Tranche Warrants, registered in the name of the Purchasers, together with one or more stock certificates representing the maximum amount of Additional First Tranche Shares which may be sold hereunder, each in forms satisfactory to the Purchasers;

          (xi) Registration Rights Agreement. Each of COES and the Company shall have executed and delivered the Registration Rights Agreement;

          (xii) Change of Control. No Change of Control (as hereafter defined) shall have occurred between the date hereof and the First Tranche Closing Date; and

          (xiii) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

          (xiv) Officer's Certificate. On the First Tranche Closing Date, each of COES and the Company shall deliver to the Purchasers an Officer's Certificate dated the First Tranche Closing Date and signed by an executive officer of COES and the Company confirming the accuracy of the Corporations' respective representations, warranties and covenants as of the First Tranche Closing Date and confirming the compliance by the Corporations with the conditions precedent set forth in this Section 4.1(b) as of the First Tranche Closing Date.

     4.2. Conditions Precedent to the Obligation of the Purchasers to Purchase the Second Tranche Shares. The obligation of each Purchaser hereunder to acquire and pay for the Initial Second Tranche Shares and the Second Tranche Warrants is subject to the satisfaction or waiver by each Purchaser, at or before the Second Tranche Closing, as applicable, of each of the following conditions:

          (i) First Tranche Closing and First Tranche Measuring Period. The First Tranche Closing shall have occurred and the First Tranche Measuring Period shall be completed;

          (ii) Accuracy of the Representations and Warranties. The representations and warranties of COES and the Company contained herein and in the Registration Rights Agreement shall be true and correct in all material respects as of the date when made and as of the Second Tranche Closing Date, as though made on and as of such date;

          (iii) Performance. Each COES and the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by them at or prior to the Second Tranche Closing Date;

          (iv) Transaction Shares Registration Statements. The Transaction Shares Registration Statement with respect to the First Tranche Shares and shares of Common Stock issuable upon exercise of the First Tranche Warrants shall have been declared effective under the Securities Act by the Commission; and on such Closing Date such Transaction Shares Registration Statement shall be effective, not subject to any stop order for the ninety
     (90) days prior to such Closing Date nor subject to any suspension pursuant to Section 3(p) of the Registration Rights Agreement, and no stop order shall be pending or threatened as at such Closing Date;

          (v) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court of governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement relating to the issuance of any of the Shares or exercise of any of the Warrants;

          (vi) Adverse Changes. Since the date of the financial statements included in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event which had a Material Adverse Effect and no material adverse change in the financial condition or prospects of the Company shall have occurred which is not disclosed in the Disclosure Materials (for purposes hereof changes in the market price of the Common Stock may be considered in determining whether there has occurred an event which has had a Material Adverse Effect or whether a material adverse change has occurred);

          (vii) Litigation. No material litigation shall have been instituted threatened against the Company;

          (viii) Management. In the reasonable judgment of each Purchaser, there have been no substantial changes in the senior management of the Company;

          (ix) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on the AMEX (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company;

          (x) Listing of Common Stock. The Common Stock shall have been at all times since the First Tranche Closing Date, and on the Second Tranche Closing Date, be listed for trading on the AMEX;

          (xi) Change of Control. No Change of Control in the Company shall have occurred. "Change of Control" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange
     Act) of in excess of 50% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or
     (iii);

          (xii) Legal Opinion. COES shall have delivered to the Purchasers the opinions of the Company's outside counsel, in substantially the form attached hereto as Exhibit C dated the Second Tranche Closing Date;

          (xiii) Required Approvals. All Required Approvals shall have been obtained;

          (xiv) Shares of Common Stock. On or prior to the Second Tranche Closing Date, COES shall own, free and clear of all Liens the maximum number of Transaction Shares required by the Transaction Documents to be sold by COES in connection with the Second Tranche Closing;

          (xv) Delivery of Stock Certificates and Warrant Certificates. COES shall have delivered to Escrow Agent the stock certificate(s) representing the Initial Second Tranche Shares and the warrant certificate(s) representing Second Tranche Warrants, being purchased at the Second Tranche Closing, registered in the name of the Purchasers, together with one or more stock certificates representing the maximum amount of Additional Second Tranche Shares which may be sold hereunder,, each in forms satisfactory to the Purchasers;

          (xvi) Performance of Exercise Obligations. COES shall have delivered Warrant Shares upon exercise of the Warrants, if any, and otherwise performed its obligations in accordance with the terms of the Warrants;

          (xvii) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

          (xvii) Market Price. The Market Price on the Second Tranche Closing date shall be equal or greater than the Market Price on the First Tranche Closing Date.

          (xviii) Officer's Certificate. On the Second Tranche Closing Date, each of COES and the Company shall deliver to the Purchasers an Officer's Certificate dated the

Second Tranche Closing Date and signed by an executive officer of COES and the Company confirming the accuracy of the Corporations' respective representations, warranties and covenants as of the Second Tranche Closing Date and confirming the compliance by the Corporations with the conditions precedent set forth in this Section 4.2 as of the Second Tranche Closing Date.


                                    ARTICLE V

                                     DAMAGES

     If (a) a Registration Statement covering any Transaction Shares required to be filed pursuant to the Registration Rights Agreement is not filed on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement) applicable to such Registration Statement, or (b) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12d1-2 promulgated under the Securities Exchange Act of 1934, as amended, within five
(5) days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Transaction Share Registration Statement will not be "reviewed," or not subject to further review, or (c) if a Registration Statement required to be filed pursuant to the Registration Rights Agreement with respect to the First Tranche Closing is not declared effective by the Commission on or prior to July 1, 1998 or any other Registration Statement covering any Transaction Shares required to be filed pursuant to the Registration Rights Agreement is not declared effective by the Commission on or prior to the Effectiveness Date applicable to such Registration Statement, or
(d) if any Registration Statement covering any Transaction Shares is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities (as defined in the Registration Rights Agreement) at any time prior to the expiration of the Effectiveness Period (as defined in the Registration Rights Agreement), without being succeeded within 10 Trading Days by a subsequent Underlying Shares Registration Statement filed with and declared effective by the Commission, or (e) if trading in the Common Stock shall be suspended or if the Common Stock is delisted from the AMEX for any reason for more than three (3) Trading Days in the aggregate, or (f) if the exercise rights of the Purchasers regarding the Warrants are suspended for any reason, or (g) if COES or the Company breaches in a material respect any covenant or other material term or condition of any Transaction Document, and such breach continues for a period of fifteen (15) days after written notice thereof to COES and the Company (any such failure or breach being referred to as an "Event, and for purposes of clauses (a), (c) and (f) the date on which such Event occurs, or for purposes of clause (b) the date on which such five (5) day period is exceeded, or for purposes of clause (d) the date which such 10 Trading Day-period is exceeded, or for purposes of clause (e) the date on which such three Trading Day period is exceeded, or for clause (g) the date on which such fifteen (15) day period is exceeded, being referred to as "Event Date"), then COES and the Company shall, jointly and severally, be responsible for paying the purchasers (in accordance with their pro rata ownership of the Shares then outstanding), in cash, as liquidated damages and not as a penalty, $3,000 per day until such time as the applicable Event is cured.

The provisions of this Section are in no way exclusive and shall in no way limit the Company's obligations under the Registration Rights Agreement.


                                   ARTICLE VI

                                   DEFINITIONS

     6.1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

     "Market Price" as at any date shall mean the average Per Share Market Value for the five (5) Trading Days immediately preceding such date.

     "First Tranche Measuring Period" shall mean the 75 Trading Day period commencing immediately following the effective date of the Registration Statement filed with respect to the First Tranche Closing; provided, however, that if such Registration Statement is not declared effective within 12 months following the First Tranche Closing Date, then the First Tranche Measuring Period shall commence on the date which is 12 months following the First Tranche Closing Date; provided, further that in case such Transaction Shares Registration Statement is declared effective prior to April 15, 1998, the "First Tranche Measuring Period" shall mean the 75 Trading Day period commencing April 15, 1998.

     "Second Tranche Measuring Period" shall mean the 75 Trading Day period commencing immediately following the effective date of the Registration Statement filed with respect to the Second Tranche Closing; provided, however, that if such Registration Statement is not declared effective within 12 months following the Second Tranche Closing Date, then the Second Tranche Measuring Period shall commence on the date which is 12 months following the Second Tranche Closing Date.

     "Per Share Market Value" on any particular date means (a) the closing bid price per share of the Common Stock on such date on the AMEX or other stock exchange or quotation system on which the Common Stock is listed for trading, or
(b) if the Common Stock is not listed on the AMEX or any other stock exchange or market, the closing bid price per share of the Common Stock on such date on the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, the closing bid price per share of Common Stock on such date on the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices), or (d) if the Common Stock is no longer traded on the over-the-counter market and reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices), such closing bid price shall be determined by reference to "Pink Sheet" quotes for the relevant conversion period as determined in good faith by the Holder or (c) if the Common Stock is not then publicly traded, the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the Holders of a majority in interest of the Shares (the Company, after receipt of the determination by such appraiser, shall have the right to select an additional appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such appraiser); provided, that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

     "Trading Day" means (a) a day on which the Common Stock is traded on the AMEX or other stock exchange or market on which the Common Stock has been listed, or (b) if the Common Stock is not then listed on the AMEX or any stock exchange or market, a day on which the Common Stock is traded on the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted on the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.


                                   ARTICLE VII

                                  MISCELLANEOUS

     7.1. Fees and Expenses. The Company shall pay up to $20,000 of the legal fees of Robinson Silverman Pearce Aronsohn and Berman LLP, the Purchasers Counsel, in connection with the preparation of the Transaction Documents and for such counsels representation of the Purchasers in connection with the transactions contemplated thereby which fees shall be disbursed in accordance with the terms of the Escrow Agreement, and otherwise, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, as set forth in the Registration Rights Agreement. COES shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto.

     7.2. Entire Agreement: Amendments. This Agreement, together with the Exhibits and Schedules hereto, the Registration Rights Agreement and the Warrants contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

     7.3. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received
(a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered on a business day after during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall as set forth below each parties name on Schedule 1, and if to the Company with copies to Greenberg Traurig Hoffman Lipoff Rosen & Quentel, 200 Park Avenue, New York, New York 10166, Attn: Stephen
A. Weiss, Esq., fax: (212) 801-6400, and if to any Purchaser with copies to Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, NY 10104, Attn: Kenneth L. Henderson, Esq., fax: (212) 541-4630, or such other address as may be designated in writing hereafter, in the same manner, by such person.

     7.4. Amendments, Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each of COES, the Company and the Purchasers; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Notwithstanding the foregoing, no such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares outstanding. Neither COES nor the Company shall offer or pay any consideration to a Purchaser for consenting to such an amendment or waiver unless the same consideration is offered to each Purchaser and the same consideration is paid to each Purchaser which consents to such amendment or waiver.

     7.5. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     7.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. COES and the Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. No Purchaser may assign this Agreement (other than to an Affiliate of such Purchaser) or any rights or obligations hereunder without the prior written consent of COES and the Company, except that any Purchaser may assign its rights hereunder and under the Transaction Documents without the consent of COES or the Company as long as such assignee demonstrates to the reasonable satisfaction of COES and the Company its satisfaction of the representations and warranties set forth in Section 2.2. This provision shall not limit a Purchaser's right to transfer securities or transfer or assign rights hereunder or under the Registration Rights Agreement.

     7.7. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     7.8. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and Federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

     7.9. Survival. The agreements and covenants contained in Article III and this Article VII shall survive the delivery of the Shares pursuant to this Agreement and the representations and warranties of COES, Company and the Purchasers contained in Article II shall survive each Closing hereunder and any exercise of the Warrants.

     7.10. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     7.11. Publicity. COES, the Company and each Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. Neither COES nor the Company shall publicly or otherwise disclose the names of any of the Purchasers without each such Purchaser's prior written consent.

     7.12. Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     7.13. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of COES and the Company under the Transaction Documents. Each of COES, the Company and the Purchasers (severally and not jointly) agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

     7.14. Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

     7.15. No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of the other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents), (iii) it has not received from such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such party.

     IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.




COMMODORE ENVIRONMENTAL SERVICES, INC.


By: /s/ Michael D. Fullwood
    ---------------------------------------------
    Name:  Michael D. Fullwood
    Title: Senior Vice President, Chief Financial
           and Administrative Officer, Secretary
           and General Counsel


COMMODORE APPLIED TECHNOLOGIES, INC.


By: /s/ Paul E. Hannesson
    ---------------------------------------------
    Name:  Paul E. Hannesson
    Title: President and Chief Executive Officer



SOUTHBROOK INTERNATIONAL INVESTMENTS, LTD.


By: /s/ Kenneth L. Hudson
    ---------------------------------------------
  Name:    Kenneth L. Hudson
  Title:   Attorney-in-fact


WESTOVER INVESTMENTS L.P.


By: /s/ William E. Rose
    ---------------------------------------------
  Name:    William E. Rose
  Title:   Authorized Signatory


MONTROSE INVESTMENTS, LTD.


By: /s/ William E. Rose
    ---------------------------------------------
  Name:    William E. Rose
  Title:   Authorized Signatory

                                                                      Schedule 1

Company:

Commodore Environmental Services, Inc.
150 East 58th Street,
New York, New York 10155
Attn: Bentley J. Blum.,
and Michael D. Fullwood, Senior Vice President

Purchasers:

Southbrook International Investments, Ltd.
c/o Trippoak Advisors, Inc.
630 Fifth Avenue, Suite 2000
New York, NY 10111
Attn: Robert L. Miller
Fax:  (212) 332-3256
Portion of First Tranche Purchase Price        -    $3,000,000
First Tranche Shares                           _    690,846
Number of Shares underlying
First Tranche Warrant                          -    75,000

Westover Investments L.P.
777 Main Street, Suite 2750
Fort Worth, Texas 76102
Attn: Will Rose
Fax:  (817) 870-6190
Portion of First Tranche Purchase Price        -    $1,050,000
First Tranche Shares                                241,796
Number of Shares underlying
First Tranche Warrant                          -    26,250

Montrose Investments, Ltd.
777 Main Street, Suite 2750
Fort Worth, Texas 76102
Attn: Will Rose
Fax:  (817) 870-6190
Portion of First Tranche Purchase Price        -    $1,950,000
First Tranche Shares                                449,050
Number of Shares underlying
First Tranche Warrant                          -    48,750